Exhibit 99.1

Jack in the Box Inc. Announces Refinancing Transaction

SAN DIEGO--(BUSINESS WIRE)--June 17, 2019--Jack in the Box Inc. (NASDAQ: JACK) today announced that certain of its subsidiaries intend to complete a refinancing of the company’s existing senior credit facility, which is comprised of a term loan and revolving credit facility, with a new securitized financing facility.

As of April 14, 2019, $315.0 million was outstanding under the term loan, and $739.4 million was outstanding under the revolving credit facility.

The company intends to replace the senior credit facility with a new $1.45 billion securitized financing facility, expected to be comprised of $1.3 billion of senior fixed-rate term notes (the “2019 Notes”) and $150 million of variable funding notes (collectively, the “Notes”).

The net proceeds of the securitized financing facility are expected to be used:

  to repay all of the existing indebtedness under the senior credit facility, to pay the transaction costs and to fund the reserve accounts associated with the securitized financing facility, and for working capital purposes and for general corporate purposes, which may include a return of capital to the company’s equity holders.

The consummation of the offering is subject to market and other conditions and is anticipated to close in July 2019. However, there can be no assurance that the company will be able to successfully complete the refinancing transaction on the terms described or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; the company’s ability to obtain additional financing and increase its debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407
Rachel Webb, (858) 571-2683

Media Contact:
Brian Luscomb, (858) 571-2291